SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:


                                January 31, 2003


                            Avatech Solutions, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       001-31265                                          84-1035353
       ---------                                         ------------
(Commission File Number)                         IRS Employer Identification No.


1403 Cronhill Drive, Suite A, Owings Mills, Maryland        21117
-----------------------------------------------------       -----
      (Address of Principal Executive Offices             (Zip Code)


                                 (410) 902-6900
                                 --------------
                         (Registrant's telephone number)

Item 5.   Other Events.
          ------------

          Registrant issued a press release announcing the filing of a Current Report on Form 8-K containing unaudited financial information as of September 30, 2002 reflecting its merger with PlanetCAD, Inc., and announcing certain strategic initiatives. Reference is made to the press release issued by the Registrant on January 31, 2003, the text of which is attached hereto as Exhibit 99.2.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits: The following exhibits are filed as part of this Current Report:

     99.2 Press Release dated January 31, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      January 31, 2003            Avatech Solutions, Inc.

                                       By:     /s/ A. Gary Rever
                                          --------------------------------------
                                          A. Gary Rever
                                          Chief Financial Officer and Principal
                                          Accounting Officer

                                                                    Exhibit 99.2

                                          Contact:  Melody Craigmyle
                                          Tel:  (410) 581-8080
                                          MCraigmyle@avatechsolutions.com

11400-A Cronridge Dr. Owings Mills, MD 21117
FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

             Avatech Solutions Issues Proforma Financial Information
                       Following Its Merger With PlanetCAD


January 31, 2003 - OWINGS MILLS, MD - Avatech Solutions (OTCBB: AVSO.OB), a leading provider of design automation and quality assurance solutions for the manufacturing, building design, civil engineering and GIS markets, today filed with the Securities and Exchange Commission its Form 8-K containing proforma financial statements (unaudited) reflecting combined information following the recent completion of its merger with PlanetCAD Inc. Included in the filing are a combined condensed balance sheet and statement of operations covering the quarter ended September 30, 2002 and a statement of operations for the fiscal year ended June 30, 2002, the most recent applicable periods for regulatory reporting under SEC rules.

For the fiscal year ended June 30, 2002, the company reported total revenue of $31.6 million on a combined proforma basis, resulting in a net loss of $7.8 million or $2.63 per common share. For the three months ended September 30, 2002, total revenue amounted to $6.2 million on a proforma basis, resulting in a net loss of $0.2 million or $.08 per share.

"Since our completed merger with PlanetCAD Inc. less than three months ago, we are satisfied with the progress we have made in combining both companies' operations and in the creation of new revenue opportunities, but we are certainly not yet at a stage where we are able to report the real synergies and financial benefits of the combination," said Donald R. "Scotty" Walsh, CEO of the company, who was appointed to that role December 4, 2002. Walsh is a 38-year veteran in the high technology sector who will be responsible for the accelerated development of Avatech Solutions through implementing new business strategies and practices. "We have embarked on a revised business strategy to increase revenue and profitability through investments in people, products and geography, which we expect to elaborate in further announcements in the near future," said Walsh.


About Avatech Solutions

Avatech Solutions, Inc. (OTCBB: AVSO.OB) is a leading provider of design automation and quality assurance solutions for the manufacturing, building design, civil engineering and GIS markets. Headquartered in Owings Mills, Maryland, the company specializes in software development, technical support, training and consulting aimed at improving design and documentation efficiencies and the seamless integration of workflow processes.

Avatech is one the largest integrators of Autodesk software worldwide and a leading provider of engineering document management solutions. The company is the developer of the award-winning PrescientQA(TM) quality assurance software and cycle time reduction products for the manufacturing supply chain.

Avatech  serves 20,000  clients  worldwide  including the industry  leaders from
Fortune  1000  and   Engineering   News  Record's  Top  500   companies.   Visit
www.avatechsolutions.com for more information.

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of Avatech Solutions, Inc. There are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. A description of risks and uncertainties attendant to Avatech and its industry, and other factors that could affect Avatech's financial results, are included in Avatech's Securities and Exchange Commission filings, including, but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2001 of PlanetCAD, Inc. (now Avatech Solutions, Inc.), quarterly reports on Form 10-QSB for the quarters ended March 31 and September 30, 2002, the Proxy Statement/Prospectus included in PlanetCAD's registration statement on Form S-4 relating to the PlanetCAD-Avatech merger, and the current report on Form 8-K dated filed with the Securities and Exchange Commission on January 31, 2003. Investors and shareholders may obtain a free copy of the documents filed by Avatech Solutions, Inc. with the Commission at the Commission's web site at www.sec.gov. The documents also may be obtained for free by directing a request to Melody Craigmyle, Director of Corporate Communications at 410-581-8080 or email investors@avatechsolutions.com